Exhibit 10.2

Execution Version

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

AND LIMITED WAIVER

This FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), dated as of November 6, 2023, is entered into among Purple Innovation, LLC, a Delaware limited liability company (the “Company” or “Borrower”), Purple Innovation, Inc., a Delaware corporation (“Holdings”), Intellibed, LLC, a Delaware limited liability company (“Intellibed”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Callodine Commercial Finance, LLC, as Administrative Agent (as hereinafter defined).

PRELIMINARY STATEMENTS

A. Reference is hereby made to that certain Term Loan Credit Agreement, dated as of August 7, 2023 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), among (a) Holdings, (b) the Borrower, (c) Intellibed, (d) the Lenders and (e) Callodine Commercial Finance, LLC, as administrative agent (in such capacity, together with its successors or assigns in such capacity, the “Administrative Agent”).

B. The following Events of Default have occurred and are continuing under the Existing Credit Agreement (individually, each an “Existing Event of Default”, and collectively, the “Existing Events of Default”): (a) the Events of Default under Section 9.01(b) of the Existing Credit Agreement due to Borrower’s failure to deliver the monthly financial statements for the months of July and August 2023 within the required time periods as set forth in Section 7.01(c) of the Existing Credit Agreement, (b) the Events of Default under Section 9.01(b) of the Existing Credit Agreement due to the Borrower’s failure to deliver the Compliance Certificates for the months of July and August 2023 within the required time periods set forth in Section 7.02(c) of the Existing Credit Agreement, (c) the Events of Default under Section 9.01(b) of the Existing Credit Agreement due to the Borrower’s failure prior to the date hereof to complete the requirements set forth in the Post-Closing Agreement within the required time periods set forth therein, (d) the Events of Default under Section 9.01(b) of the Existing Credit Agreement due to the Borrower’s failure to deliver notice of the foregoing Events of Default to the Administrative Agent as required by Section 7.03(a) of the Existing Credit Agreement, (e) the Event of Default under Section 9.01(b) of the Existing Credit Agreement due to Borrower’s failure to deliver notice of the appointment of Todd Vogensen as Chief Financial Officer within the required time period as set forth in Section 7.03(g) of the Existing Credit Agreement and (f) the Events of Default under Section 9.01(e) of the Existing Credit Agreement due to the “Events of Default” (as such term is defined in the Revolving Credit Agreement) existing under the Term Loan Credit Agreement as such Events of Default shall be waived on the First Amendment Effective Date pursuant to an amendment and waiver to the Revolving Loan Documents duly executed and delivered by the Loan Parties, the Revolving Agent and the Revolving Lenders, in form and substance acceptable to the Administrative Agent.

C. The Company has requested that the Administrative Agent and the Lenders (i) waive the Existing Events of Default and (ii) make certain modifications to the Existing Credit Agreement as set forth herein, and the Administrative Agent and the Lenders have agreed to grant such modifications, subject to the terms and conditions and in reliance on the representations set forth herein.

Accordingly, in consideration of the mutual agreements contained in the Existing Credit Agreement and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used this Amendment, including in the preamble and preliminary statements hereto, and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

2. Limited Waiver under Credit Agreement. Pursuant to the request of the Loan Parties and subject to the satisfaction of the conditions set forth in Section 4 hereof and in reliance on the representations and warranties set forth herein, notwithstanding anything to the contrary contained herein or in the Amended Credit Agreement, as of the First Amendment Effective Date, the Administrative Agent and Lenders hereby waive the Existing Events of Default. The limited waiver of the Existing Events of Default shall be effective only in this specific instance and shall not entitle the Loan Parties to any other or further waivers in any similar or other circumstances. The Administrative Agent’s and the Lenders’ agreements to waive their rights and remedies shall be limited precisely as written and shall not be deemed to (i) be an amendment or a waiver of any other Default or Event of Default or any other term or condition of the Amended Credit Agreement or other Loan Documents or to prejudice any right or remedy which such persons may now have or may have in the future under or in connection with the Amended Credit Agreement, the other Loan Documents or otherwise other than with respect to the Existing Events of Default, (ii) be a consent to any amendment, waiver or modification of any other term or condition of the Amended Credit Agreement or of any other Loan Document, (iii) prejudice any right that the Administrative Agent or the Lenders have or may have in the future under or in connection with the Amended Credit Agreement or any other Loan Document, (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit except with respect to the Existing Events of Default, (v) establish a custom or course of dealing among the Borrower, on the one hand, or Administrative Agent or any Lender, on the other hand or (vi) be a consent to any future agreement or waiver.

3. Amendments to Existing Credit Agreement. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 6 below, as of the First Amendment Effective Date (as hereinafter defined) the Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect) is hereby amended in the following manner:

(a) Section 2.05(a)(i) of the Existing Credit Agreement is hereby amended by inserting the following text immediately after the text “commencing” in such Section: “on (and, for the avoidance of doubt, including an instalment on)”.

(b) Section 7.02(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(A) (a) the Borrower Agent shall execute and deliver to Administrative Agent, in a form acceptable to the Administrative Agent, (x) on or before the 20th day of each month a Borrowing Base Certificate as of the last day of the immediately preceding month, and (y) Borrowing Base Certificates weekly on or before Wednesday of each week and as of the last day of the immediately preceding week, in each case together with such supporting materials as the Administrative Agent shall reasonably request (including weekly reporting of gross inventory and rolling forward accounts receivable data by reporting weekly sales, cash collections and credits and monthly reporting of Credit Card Receivables, inventory ineligibles and accounts receivable ineligibles); provided that, to the extent approved by the Administrative Agent in its reasonable discretion, the Borrower will not be required to update certain items in the weekly Borrowing Base Certificate to the extent that such items are not available on a weekly basis in the ordinary course of business using commercially reasonable efforts (it being agreed that the foregoing shall not prevent the Administrative Agent from implementing Availability Reserves to account for such items). All calculations of Availability in any Borrowing Base Certificate shall initially be made by Borrowers and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation in its Credit Judgement (a) to reflect its estimate of declines in value of any Collateral, including due to collections received in the Concentration Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral, including delay of payment of accounts payable beyond past practice; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve;

(c) Article VII of the Existing Credit Agreement is hereby amended by adding the following Sections at the end thereof:

7.19	Budgets and Variance Reports.

(a) For purposes of this Amendment, the term “Approved Budget” shall mean a 13-week cash flow forecast and budget of the Loan Parties’ and their Subsidiaries’ consolidated (A) projected cash receipts, (B) projected disbursements, (C) projected operating cash flow, (D) projected net cash flow, (E) projected Borrowings to be requested by the Borrower under the Revolving Credit Agreement, and (F) the projected Borrowing Base and Availability, including back-up schedules and supporting information as reasonably requested by the Administrative Agent, as each Approved Budget may be revised or adjusted by the Borrower from time to time with the prior written consent of the Administrative Agent.

(b) Beginning on November 17, 2023, the Borrower shall deliver to the Administrative Agent on or before each Friday (or, if such day is not a Business Day, on the next succeeding Business Day) an initial (or, in the case of any subsequent week, updated) Approved Budget for the 13-week period commencing as of the Sunday of such week, in form and substance satisfactory to Administrative Agent (it being understood that each subsequent Approved Budget shall only add projections for the last week of the 13-week period covered thereby, shall contain an explanation if the projections for the last week of the 13-week period covered thereby are different in any material respect from the prior weeks, and shall not modify any prior periods, and no such initial, updated, modified or supplemented budget shall be effective until so approved by the Administrative Agent and only once so approved by the Administrative Agent shall it be deemed an “Approved Budget”).

(c) Beginning on November 24, 2023, the Borrower shall deliver to the Administrative Agent on or before Friday (or, if such day is not a Business Day, on the next succeeding Business Day) of each week an Approved Budget Variance Report, and such Approved Budget Variance Report shall be in form and substance satisfactory to the Administrative Agent, and executed by a Responsible Officer of the Borrower certifying that (A) the Loan Parties are in compliance with the covenants contained herein and (B) no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

(d) As used herein, the below terms shall have the meanings specified as follows:

“Actual Cash Receipts” means the amount of all cash proceeds from ordinary course operations actually received by the Loan Parties and their Subsidiaries during the relevant period, as determined in a manner consistent with the Approved Budget, excluding proceeds of any Indebtedness.

“Actual Disbursement Amounts” means the amount of all disbursements actually paid by the Loan Parties and their Subsidiaries during the relevant period of determination, as determined in a manner consistent with the Approved Budget.

“Actual Net Cash Flow” means the actual net cash flow of the Loan Parties as of the relevant date of determination which corresponds to the budgeted net cash flow of the Loan Parties during the relevant period of determination, as determined in a manner consistent with the Approved Budget.

“Approved Budget Variance Report” means a weekly report, prepared by the Borrower (after consultation with the Borrower Consultant) and provided by the Borrower to the Administrative Agent, and as certified by a Responsible Officer of the Borrower as being true, correct and complete in all material respects showing by line item Actual Cash Receipts, Actual Disbursement Amounts, and Actual Net Cash Flow as of the last day of the Prior Week and for the Cumulative Four-Week Period then ended, noting therein all variances, on a line-item basis, from amounts set forth for such period in the Approved Budget for the Prior Week and for the Cumulative Four-Week Period then ended, and shall include explanations for all material variances (i.e., greater than 10%), together with back-up schedules and supporting information as reasonably requested by the Administrative Agent. The Approved Budget Variance Report shall be in a form, and shall contain supporting information, reasonably satisfactory to the Administrative Agent. Such Approved Budget Variance Report may be revised or adjusted from time to time by the Borrower with the prior written consent of the Administrative Agent.

“Cumulative Four-Week Period” means (i) for the Approved Budget Variance Report to be delivered on November 24, 2023, the one-week period ending on November 18, 2023, (ii) for the Approved Budget Variance Report to be delivered on December 1, 2023, the two-week period ending on November 25, 2023, (iii) for the Approved Budget Variance Report to be delivered on December 8, 2023, the three-week period ending on December 2, 2023, and (iv) for each Approved Budget Variance Report to be delivered thereafter, the four-week period up to and through the Saturday of the most recent week ended.

“Prior Week” means as of any date of determination, the immediately preceding week ended on a Saturday and commencing on the prior Sunday.

7.20 Borrower Consultant. Beginning on November 8, 2023 and at all times thereafter, the Borrower shall retain a third-party consultant acceptable to the Administrative Agent (the “Borrower Consultant”) pursuant to an engagement letter previously acceptable to the Administrative Agent, and at the sole cost and expense of, the Loan Parties. The Loan Parties (i) covenant and agree that the Loan Parties shall fully cooperate with the Borrower Consultant (including, without limitation, in connection with the preparation and/or review of the deliverables required herein), (ii) hereby authorize the Administrative Agent (or its agents or advisors, including the Secured Party Consultant) to communicate directly with the Borrower Consultant regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the Borrower Consultant and all additional information, reports and statements requested by the Administrative Agent or any Lender, and (iii) hereby authorize and direct the Borrower Consultant to provide the Administrative Agent with copies of reports and other information or materials prepared or reviewed by the Borrower Consultant as the Administrative Agent, the Secured Party Consultant or any Lender may request; provided, that none of the Loan Parties or Borrower Consultant will be required to disclose any document, information or other matter (x) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agent or representatives) is prohibited by law or any binding agreement entered into with third parties that are not Affiliates of the Borrower (and only so long as such confidentiality obligations were not incurred to avoid disclosure pursuant to this section) or (y) that is, upon the reasonable advice of the Borrower’s counsel, subject to attorney-client or similar privilege or constitutes attorney work product.

7.21 Secured Party Consultant. Each Loan Party hereby consents to and reaffirms the Administrative Agent’s right to retain a financial advisor (the “Secured Party Consultant”), to perform an independent business, financial and operational review of the Borrower, the Guarantors, and any of their Subsidiaries, including an assessment of the Borrowing Base Certificates and the Approved Budgets, and to conduct any additional analysis as reasonably requested by the Administrative Agent. The Loan Parties acknowledge that the Secured Party Consultant does not have any authority to bind the Administrative Agent or any other Secured Party or any counsel to any Secured Party to any agreement with any Loan Party, to make any representations or warranties on behalf of any Secured Party or any counsel to any Secured Party, or otherwise to act on behalf of any Secured Party or any counsel to any Secured Party; and that the Secured Party Consultant may share with the Secured Parties and the Secured Parties’ counsel and other advisors any information obtained by the Secured Party Consultant during the course of the discharge of its engagement concerning Loan Parties, their financial condition, business, prospects, financial forecasts, or the Collateral. Each Loan Party agrees to provide the Secured Party Consultant with such information concerning such Loan Party, its financial condition, business prospects, forecasts, assets and liabilities as the Secured Party Consultant may request. The Loan Parties jointly and severally agree to reimburse the Administrative Agent and the Lenders (or their counsels) for any amounts that any of them pay to the Secured Party Consultant for all of the Secured Party Consultant’s fees and expenses. Each Loan Party acknowledges and agrees that neither any Secured Party nor any counsel to any Secured Party will have any liability for any wrongful acts of the Secured Party Consultant.

(d) Section 9.01(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 7.01(a), 7.01(b), 7.01(c), 7.02(a) to the extent a Reporting Trigger Period exists, 7.03, 7.05, 7.07, 7.10, 7.11, 7.19, 7.20 or 7.21, Article VIII or the Post-Closing Agreement, or (ii) in any of Sections 4.04, 7.02(a) to the extent a Reporting Trigger Period does not exist, 7.02(b), 7.02(c), 7.02(e) or 7.02(f) and such failure continues for three (3) or more Business Days; or

(e) Exhibit A of the Post-Closing Agreement is hereby amended and restated in its entirety as set forth in Exhibit A to this Amendment.

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon the satisfaction (or written waiver) of the following conditions precedent:

(a) the Administrative Agent shall have received this Amendment duly executed and delivered by the Loan Parties and the Lenders;

(b) the Administrative Agent shall have received an amendment and waiver to the Revolving Loan Documents duly executed and delivered by the Loan Parties, the Revolving Agent and the Revolving Lenders, in form and substance acceptable to the Administrative Agent; and

(c) The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent required to be reimbursed or paid by the Borrower pursuant to the terms of the Amended Credit Agreement.

5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders as of the First Amendment Effective Date as follows:

(a) Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organization Documents of any such Person; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(b) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the consummation of the transactions contemplated hereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Instruments, (c) the perfection or maintenance of the Liens created under the Security Instruments (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for those which have been duly obtained, taken, given or made and are in full force and effect and the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Instruments.

(c) Binding Effect. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid, and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles.

(d) Representations and Warranties; No Default. The following statements are true on the First Amendment Effective Date, immediately after giving effect to this Amendment and the consummation of the transactions contemplated by this Amendment taking place on the First Amendment Effective Date:

(i) The representations and warranties (other than, with respect to Section 6.07 of the Credit Agreement and solely with respect to the Existing Events of Default) of the Loan Parties contained in Article VI of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Amended Credit Agreement or such other Loan Document, are true and correct in all material respects on and as of the First Amendment Effective Date (or in the case of any representation or warranty that is itself subject to a materiality or Material Adverse Effect qualification, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of any representation or warranty that is itself subject to a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date, and except that for purposes of this Section 5(d)(i), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 7.01 of the Amended Credit Agreement.

(ii) No Default or Event of Default (other than the Existing Events of Default) has occurred and is continuing, or would result from entering into this Amendment.

6. Survival of Representations and Warranties. All representations and warranties made in this Amendment or in any other document delivered pursuant to this Amendment or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and the Lenders, regardless of any investigation made by the Administrative Agent or the Lenders and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

7. Amendment as a Loan Document. This Amendment constitutes a “Loan Document” under the Amended Credit Agreement.

8. Effect on Loan Documents. After giving effect to this Amendment on the First Amendment Effective Date, the Amended Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by each Loan Party in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or the other Loan Documents. Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement. Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby.

9. Reaffirmation of Grant of Security Interests. Each Loan Party hereby ratifies and reaffirms its grant to the Administrative Agent, for the benefit of the Secured Parties, of a continuing security interest in and Lien upon the Collateral, whether now owned or hereafter acquired or arising, and wherever located, all as provided in the Security Instruments and the other Loan Documents, and each Loan Party hereby ratifies and reaffirms that the Obligations are and shall continue to be secured by the continuing security interest and Lien granted by each Loan Party to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Instruments and the other Loan Documents.

10. Release by the Loan Parties. Each Loan Party for and on behalf of itself and its legal representatives, successors and assigns, fully, unconditionally, and irrevocably waives, releases, relinquishes and forever discharges the Administrative Agent, the Lenders and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns, (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, liabilities, losses, costs, expenses, demands, judgments, damages (including compensatory and punitive damages), levies and executions of whatsoever kind, nature and/or description arising on or before giving effect to this Amendment on the First Amendment Effective Date, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, joint or several, fixed or contingent, direct or indirect, contractual or tortious, which the Loan Parties, or their legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by the Loan Parties in connection therewith or herewith, arising on or before the date hereof.

11. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent may have under the Existing Credit Agreement or any other Loan Document (except as expressly set forth herein) or under applicable Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Term Loan Credit Agreement to be executed as of the date first above written.

BORROWERS:

PURPLE INNOVATION, LLC, a Delaware limited liability company

By:	/s/ Todd Vogensen
Name:	Todd Vogensen
Title:	Chief Financial Officer

GUARANTORS:

PURPLE INNOVATION, INC., a Delaware corporation

By:	/s/ Todd Vogensen
Name:	Todd Vogensen
Title:	Chief Financial Officer

INTELLIBED, LLC, a Delaware limited liability company

By:	/s/ Casey K. McGarvey
Name:	Casey K. McGarvey
Title:	President

[Signature Page to First Amendment to Term Loan Credit Agreement and Limited Waiver]

ADMINISTRATIVE AGENT:

CALLODINE COMMERCIAL FINANCE, LLC

By:	/s/ Michael Watson
Name:	Michael Watson
Title:	Managing Director

[Signature Page to First Amendment to Term Loan Credit Agreement and Limited Waiver]

LENDERS:

CALLODINE COMMERCIAL FINANCE SPV, LLC, as a Term Loan Lender

By:	/s/ Stephen Rainville
Name:	Stephen Rainville
Title:	CFO/COO

[Signature Page to First Amendment to Term Loan Credit Agreement and Limited Waiver]

CALLODINE ASSET BASED LOAN FUND II, LP, as a Term Loan Lender

By:	Callodine Commercial Partners, LLC, its General Partner

By:	/s/ Stephen Rainville
Name:	Stephen Rainville
Title:	CFO/COO

[Signature Page to First Amendment to Term Loan Credit Agreement and Limited Waiver]

CALLODINE PERPETUAL ABL FUND SPV, LLC, as a Term Loan Lender

By:	Callodine Perpetual ABL Fund, LP, its Member

By:	Callodine Commercial Partners, LLC, its General Partner

By:	/s/ Stephen Rainville
Name:	Stephen Rainville
Title:	CFO/COO

[Signature Page to First Amendment to Term Loan Credit Agreement and Limited Waiver]

Post-Closing Agreement

Exhibit A

1.	Within thirty (30) days after the First Amendment Effective Date, the Loan Parties shall deliver, or shall cause to be delivered, to the Administrative Agent insurance endorsements with respect to the Loan Parties’ property and liability insurance policies, as required pursuant to Section 7.07 of the Credit Agreement.

2.	Within five (5) Business Days after the First Amendment Effective Date, the Loan Parties shall have used commercially reasonable efforts to deliver UCC-3 amendments, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Splitit Inc. UCC-1 financing statements.

3.	Within fifteen (15) days after the First Amendment Effective Date, the Loan Parties shall have used commercially reasonable efforts to deliver Lien Waivers with respect to the following leased locations:

a.	4100 North Chapel Ridge Road, Lehi, Utah

b.	1325 Hwy 42 S., Building B, McDonough Georgia

c.	441 Sheep Lane, Grantsville, Utah

d.	1680 S. Distribution Drive, Salt Lake City, UT

e.	Building 631, Suites 1 and 4, 1835 West G Ave, Tooele, UT 84074 and Building 641, 1829 West G Ave, Tooele, UT 84074

4.	Within fifteen (15) days after the First Amendment Effective Date, the Loan Parties shall have used commercially reasonable efforts to deliver Lien Waivers from:

a.	Pilot Freight Services

b.	AIT Worldwide Logistics (formerly Select Express & Logistics)

c.	Sherwood Acquisition Holdings LLC (doing business as Sherwood Bedding)

5.	Within thirty (30) days after the First Amendment Effective Date, the Loan Parties shall use commercially reasonable efforts to deliver UCC-3 amendments, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the following UCC-1 financing statements:

a.	UCC Filing #561476201939 filed in favor of Hanmi Bank against Advanced Comfort Technologies, Inc. DBA Intellibed on March 4, 2019 with the Utah Division of Corporations & Commercial Code

b.	UCC Filing # 565370201931 filed in favor of BB&T Commercial Equipment Capital Corp. against Advanced Comfort Technologies, Inc. on April 22, 2019 with the Utah Division of Corporations & Commercial Code

c.	UCC Filing # 567240201937 filed in favor of Crestmark Equipment Finance, a division of MetaBank (as assigned) against Advanced Comfort Technologies, Inc. on May 13, 2019 with the Utah Division of Corporations & Commercial Code

d.	UCC Filing # 570559201938 filed in favor of Crestmark Vendor Finance, a division of MetaBank against Advanced Comfort Technologies, Inc. on June 26, 2019 with the Utah Division of Corporations & Commercial Code

6.	Within fifteen (15) days after the First Amendment Effective Date, the Loan Parties shall deliver, or shall cause to be delivered, to the Administrative Agent Control Agreements with respect to the following Deposit Accounts and Securities Accounts of the Loan Parties’, as required pursuant to Section 4.04 of the Credit Agreement, or provide evidence to the Administrative Agent that any such Deposit or Securities Accounts have been closed:

Name of Company	Type of Account	Account Name, Number and Sort Code (if applicable)	Name & Address of Financial Institution
Intellibed, LLC	Checking/Operations	5105879	Alta Bank 5824 S State St Murray, Utah 84107
Intellibed, LLC	Business Money Market Account	9940010124725	Alta Bank 5824 S State St Murray, Utah 84107
Intellibed, LLC	ICS Money Market Depository Account	9940010124741	Alta Bank 5824 S State St Murray, Utah 84107